                                                                   Exhibit 10.54

             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                CORECOMM LIMITED

                              SENIOR UNSECURED NOTE
                             DUE SEPTEMBER 29, 2003



$70,634,613                                                   New York, New York
                                                              September 29, 2000


             CoreComm Limited, a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Michael Karp and its heirs, personal representative or permitted assigns (the "Holder") the principal sum of Seventy Million, Six Hundred Thirty-Four Thousand, Six Hundred Thirteen Dollars ($70,634,613), and interest thereon, in each case, as provided herein.


             1.            Interest Payments.

                           (a) Interest on all amounts outstanding from time to
time under this Senior Unsecured Note (this "Note") and each other Senior Unsecured Note (together with this Note, the "Notes") issued under the Note Purchase Agreement shall be payable in arrears on each Interest Payment Date. As used herein, "Interest Payment Date" means October 1, and April 1, of each year, commencing on April 1, 2001.

                           (b) Interest shall be paid on the unpaid principal
amount of the Notes at the rate of 6.47% per annum. All interest on the Notes shall be calculated on the basis of a 360 day year and the actual number of days elapsed. This Note shall continue to accrue interest at the applicable rate provided for herein or in the Note Purchase Agreement (hereinafter defined) even after an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or any other event or occurrence, whether similar or dissimilar.
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2


                           (c) Interest on this Note may be paid, in the sole
discretion of the Company, in cash or in shares of Common Stock (calculated based on the Common Stock having a value equal to the product of (i) .98 and
(ii) the volume weighted average sale price for the Company's Common Stock during the five (5) Trading Day period ending on the Trading Date immediately prior to the relevant Interest Payment Date); provided, however, that, with respect to any interest payment, the Company may not elect to make such interest payment on the Note to a Holder that is a "Stockholder" (as that term is defined in the Registration Rights Agreement, as defined in the Merger Agreement) (as defined in the Note Purchase Agreement) in the form of shares of Common Stock unless either (x) such shares of Common Stock are issued under an effective Securities Act registration statement, or (y) in accordance with the terms of the Registration Rights Agreement (a) on or prior to the date of such interest payment, the Company shall have filed with the Securities and Exchange Commission a registration statement under the Securities Act registering for resale by such Stockholders the shares of Common Stock received by them as an interest payment (the "Resale Registration Statement"), and (b) on the date of such interest payment, the Resale Registration Statement shall be effective under the Securities Act.

                           (d) Notwithstanding anything herein to the contrary,
the interest payable by the Company with respect to this Note shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received, such excess shall be considered payments in respect of the principal amount of this Note.

             2.            Principal Payments and Prepayments.


                           (a) Maturity Date. The unpaid principal amount of
this Note, together with accrued unpaid interest on the Notes, shall be due and payable on September 29, 2003 (the "Maturity Date").

                           (b) Scheduled Prepayments. On each of the dates set
forth below (each, a "Scheduled Prepayment Date"), the Company shall prepay that portion of the Adjusted Recapitalization Principal Amount of the Notes (as defined below) set forth below (the "Scheduled Principal Prepayment Percentage"):


        SCHEDULED                      SCHEDULED PRINCIPAL
     PREPAYMENT DATE                   PREPAYMENT PERCENTAGE
     ---------------                   ---------------------
     January 1, 2001                          1.9328%
     March 29,  2001                          0.5998%
     January 1, 2002                          2.5862%
     January 1, 2003                          2.6549%

As used herein, the "Adjusted Principal Recapitalization Amount of the Notes" shall mean, as of the time at which such calculation is being made, an amount equal to the excess of (i) the outstanding principal amount of the Notes immediately after giving effect to all post- Closing adjustments thereto contemplated by Section 1.2 of the Merger
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Agreement, over (ii) the sum of (w) all mandatory prepayments theretofore made by the Company pursuant to Section 2(c) of the Notes, (x) all scheduled prepayments theretofore made by the Company pursuant to Section 2(b) of the Notes (subject to Section 5(a) of the Notes), (y) all optional prepayments theretofore made by the Company pursuant to Section 2(d) of the Note, and (z) the principal amount of any notes delivered by ATX Stockholders pursuant to
Section 1.2(i) of the Merger Agreement.

                           (c) Mandatory Prepayments. Upon the Company's receipt
of Identified Proceeds, the Company shall be required to reduce the principal amount outstanding under the Notes by prepaying the Notes in an aggregate amount equal to the lesser of (x) the outstanding principal, together with all accrued interest, under all notes issued to Purchasers (the "Purchaser Notes") and (y)
(i) 50% of the first $200 million of aggregate Identified Proceeds, and (ii) 100% of aggregate Identified Proceeds in excess of $200 million. Each such prepayment under this Section 2(c) shall be due and payable upon the closing of the transaction resulting in the Company's realization of Identified Proceeds. As used herein, "Identified Proceeds" shall mean (x) Net Proceeds actually received by the Company from any financing undertaken by the Company following the issuance of the Purchaser Notes, other than Excluded Financings, (y) Net Proceeds received by the Company from the sale of assets by the Company (other than sales of assets in the ordinary course), except that up to $200 million of net proceeds received from a sale of the Company's assets may be used to repay Excluded Financings (other than to Ralph H. Booth, II, his successors and assigns), and (z) the excess, if any, over $300 million of Net Proceeds from Excluded Financings; provided, however, the Identified Proceeds shall exclude any refinancing permitted by Section 8.2 of the Note Purchase Agreement. As used herein, "Excluded Financings" shall mean (i) the $150 million credit facility entered into between the Company and Chase Manhattan Bank, (ii) the equity investment made by Ralph H Booth, II in the Company in the amount of $50 million, (iii) the $50 million Senior Unsecured Credit Facility provided by The Chase Manhattan Bank and (iv) up to $50,000,000 of additional financing referred to in Section 16 of Amendment No. 3 to the Merger Agreement. Net Proceeds shall mean gross cash proceeds from such financing less the Company's expenses directly attributable to such financing, including any reasonable commitment or facility fees to the lender and reasonable legal fees.

                           (d) Optional Prepayment. The Company shall have the
right, at any time and from time to time at its sole option and election, without penalty or premium, to prepay the Notes (an "Optional Prepayment"), in whole or in part, on not less than 5 days' notice of the date of prepayment, which must be a Business Day (any such date an "Optional Prepayment Date"). On or before December 31, 2001 the Company shall be deemed to have prepaid the Notes in full by payment of an amount equal to the excess of the outstanding principal amount of the Notes as of the date of the Optional Prepayment Date (plus an amount equal to all accrued and unpaid interest thereon to the Optional Prepayment Date) over $6 million (the "2001 Optional Prepayment Price"). After December 31, 2001, but on or before December 31, 2002, the Company shall be deemed to have prepaid the Notes in full by payment of an amount equal to the excess of the outstanding principal amount of the Notes as of the date of the Optional Prepayment Date (plus an amount equal to all accrued and unpaid interest thereon, to the Optional Prepayment Date) over $3 million (the "2002
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Optional Prepayment Price"). By way of example, and not limitation, if $110 million aggregate principal amount of Notes are outstanding, then at any time prior to December 31, 2001, the Company may prepay and satisfy all of its obligations under the Notes by payment of an aggregate amount equal to $104 million, plus accrued and unpaid interest on the Notes to the Optional Prepayment Date. By acceptance of this Note, the Holder agrees that payment by the Company of the 2001 Optional Prepayment Price or the 2002 Optional Prepayment Price, as the case may be shall, to the extent that it results in a payment of less than the full aggregate outstanding principal amount of the Notes, constitute an adjustment to the Exchange Consideration issued by the Company in connection with the transactions contemplated by the Merger Agreement and shall not be deemed to constitute the forgiveness of indebtedness.

                           (e) Effect of Certain Prepayments. Each $1.00 of
principal prepayment of the Notes made by the Company pursuant to Section 2(c) of the Notes or pursuant to Section 2(d) of the Notes, if less than all of the Notes are being prepaid pursuant thereto, shall result in the following reductions in the outstanding principal amount of the Notes:



                                                           REDUCTION (PER $1.00)
     PREPAYMENT DATE                                     TO OUTSTANDING PRINCIPAL
--------------------------------                         ------------------------
on or prior to December 31, 2000                                 $1.08182
on or prior to December 31, 2001                                 $1.05455
on or prior to December 31, 2002                                 $1.02727
January 1, 2003 or thereafter                                    $1.00

By acceptance of this Note, the Holder agrees that each reduction to the principal amount of the Notes over and above the actual amount of principal prepaid shall be deemed to be an adjustment to the Exchange Consideration issued by the Company in connection with the transactions contemplated by the Merger Agreement and shall not be deemed to constitute the forgiveness of indebtedness.

                           (f) Prepayment Notice. Notice of any prepayment
pursuant to Sections 2(c) or (d) of the Notes shall be mailed not later than five (5) days prior to the date on which such prepayment is required or scheduled to be made to each Holder of the Notes, at such holder's address as it appears on the transfer books of the Company.

         3.  Liens.

                           (a) The Company will not, and shall not permit any of
its subsidiaries to, create, incur or suffer to exist any Lien (as defined in the Note Purchase Agreement) except as permitted in Section 8.3 of the Note Purchase Agreement.

                           (b) Notwithstanding the foregoing, any security
interest granted by the Company to secure the Notes pursuant to Section 8.3 of the Note Purchase Agreement as adopted in paragraph (a) above shall be automatically and unconditionally released and discharged upon the release by the holders of the Secured Indebtedness of
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their security interest (including any deemed release upon payment in full of all obligations in respect of such Secured Indebtedness).

             4.            Holder; Transfer; Pledge.

                           (a) The term "Holder" as used herein shall also
include any Permitted Transferee (as hereinafter defined) of this Note whose name has been recorded by the Company in the register referred to in Section 4(b). Each Permitted Transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred (x) in whole or in part and (y) upon receipt by the Company of an opinion of counsel, which opinion shall be reasonably satisfactory in form and substance to the Company, stating that this Note may be transferred without registration under the Securities Act in reliance on an exemption therefrom. As used herein, a "Permitted Transferee" of a Holder shall mean, subject to compliance with applicable securities laws, any person or entity other than a competitor of the Company's core business (it being accepted and agreed by the Holder of this Note by such Holder's acceptance of this Note, that this Note may not be transferred, directly or indirectly, or held for the benefit of, any person or entity that is a competitor of the Company's core business and that any purported direct or indirect transfer of this Note, or any beneficial interest herein, to any person or entity that is a competitor of the Company's core business shall be void and without effect); provided, however, that prior to December 1, 2000 (or such earlier date as the Company has completed the Excluded Financings), the Company may prohibit any such transfer, if in its view the impact of any such transfer would adversely affect the market for any financing contemplated by the Company. This Note may only be transferred upon 10 days advance written notice to the Company, pursuant to Section 10 of the Note Purchase Agreement. Such notice shall set forth the name of the transferee, the address and telephone number and contact information for the transferee, and include such additional information or documentation as may be reasonably requested by the Company in order to confirm that (i) such transfer will not violate applicable securities laws, and
(ii) the transferee is not a competitor of the Company's core business. The foregoing notwithstanding, this Note may be pledged to any person or entity other than a competitor of the Company's core business in order to secure a loan from such person or entity to the pledging Holder; provided that any transfer of sale by such person or entity shall be subject to this Section 4(a). For purposes of this Section 4(a), no bona fide financial institution shall be deemed to be a competitor of the Company's core business.

                           (b) The Company shall maintain a register in its
office for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Company shall record the name of the initial Holder of this Note in such register as the first Holder. Thereafter, the Company shall duly record the name of a transferee on such register promptly after receipt of notice of a transfer and of the opinion referred to in Section 4(a) above. The Company shall not be required to give effect to any transfer or purported transfer of this Note that is not made in accordance with the terms hereof.

             5.            Payments; Generally.
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                           (a) All payments and prepayments of principal of and
interest under the Notes shall be paid ratably to the respective Holders thereof based on the respective outstanding principal amount of each of the Notes.

                           (b) All payments and prepayments of principal of and
interest under the Notes shall be paid to the Holders of record as specified on the books of the Company at the time of the payment.

                           (c) All payments on or in respect of this Note, other
than payments of interest made in the form of shares of the Company's Common Stock, shall be made in such coin and currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by wire transfer pursuant to written wire transfer instructions given to the Company by the Holder hereof from time to time, or, at the option of the Holder hereof, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Company in writing pursuant to the provisions of the Note Purchase Agreement.

                           (d) If the day on which any payment or prepayment of
principal or interest is required to be made hereunder is other than a Business Day (as defined below), such payment or prepayment shall instead be due and payable on the next day following such date which is a Business Day. A "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in the Philadelphia, Pennsylvania are required or authorized to be closed.

                           (e) Upon payment in full of all principal and
interest due under this Note, the Company's obligations in respect of payment of this Note shall terminate and the Holder shall promptly surrender this Note to the Company.

             This Note issued under and pursuant to a Note Purchase Agreement, dated September 29, 2000 among the Company, Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust (as the same may be amended from time to time, the "Note Purchase Agreement") and this Note and the Holder hereof is entitled to all of the rights provided thereby or referred to therein.

             If any principal or installment of interest is not paid in full on the due date thereof (whether by maturity, prepayment or acceleration), and upon the occurrence of any Event of Default (as defined in the Note Purchase Agreement), the outstanding principal balance of this Note and any overdue installment of interest (to the extent permitted by applicable law) shall bear interest thereafter at a rate per annum equal to the Default Rate as determined pursuant to the terms of the Note Purchase Agreement until such payment is paid in full or such Event of Default is cured or waived in accordance with the terms of the Note Purchase Agreement.

             5. Events of Default. Events of Default, and the Note holder's rights upon the occurrence and continuation thereof are set forth in the Note Purchase Agreement.
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            6. Remedies Cumulative. No remedy herein conferred upon the Holder or the Company is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Except as set forth in the Note Purchase Agreement, the Company hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. The rights and privileges of Holder under this Note shall inure to the benefit of its heirs, personal representatives, successors and permitted assigns.

            7. Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder or the Company in exercising any rights hereunder shall operate as a waiver of any right. The failure of the Holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

            8. Variation in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            9. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            10. Waiver of Jury Trial: THE COMPANY (AND HOLDER BY ITS ACCEPTANCE HEREOF) EACH HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH OR IN RESPECT OF RIGHTS ANY LITIGATION ARISING WITH RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

            11. This Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania without regard to otherwise applicable principles of conflicts of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. No modification hereof shall be binding or enforceable against Holder unless made as provided in the Note Purchase Agreement.

            12. CONSENT TO FORUM. AS PART OF THE CONSIDERATION, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR ANY HOLDER, THE COMPANY HEREBY CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT IN THE EASTERN DISTRICT OF PENNSYLVANIA OR THE COURT OF COMMON PLEAS IN PHILADELPHIA, PENNSYLVANIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND ANY HOLDER PERTAINING TO, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE SENIOR UNSECURED NOTES, OR ANY OF THE OTHER OPERATIVE DOCUMENTS. THE COMPANY WAIVES ANY OBJECTION BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED IN

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CONNECTION WITH ANY SUCH LEGAL PROCEEDING BEING INSTITUTED. THE COMPANY HEREBY
WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY COMPLYING WITH THE PROVISIONS FOR GIVING NOTICE AS SET FORTH IN THIS AGREEMENT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.


                                            CORECOMM LIMITED



                                            By: /s/ Richard J. Lubasch
                                               _______________________________
                                                Name: Richard J. Lubasch
                                                Title: Senior Vice President,
                                                       General Counsel and
                                                       Secretary